As filed with the Securities and Exchange Commission on March 2, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Revolution Medicines, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	47-2029180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

700 Saginaw Drive Redwood City, California	94063
(Address of Principal Executive Offices)	(Zip Code)

2020 Incentive Award Plan

2020 Employee Stock Purchase Plan

(Full Title of the Plan)

Mark A. Goldsmith, M.D., Ph.D.

President and Chief Executive Officer

Revolution Medicines, Inc.

700 Saginaw Drive

Redwood City, California 94063

(650) 481-6801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark V. Roeder, Esq.

John C. Williams, Esq.

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Shares of common stock, par value $0.0001 per share, of Revolution Medicines, Inc.	4,014,142(3)	$43.21(2)	$173,451,075.82	$18,923.52

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Registrant’s 2020 Incentive Award Plan (the “2020 Plan”) and the Registrant’s 2020 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance under the 2020 Plan and the ESPP are based on the average of the high and the low price of the Registrant’s common stock as reported on the Nasdaq Global Market on February 23, 2021.

(3)

Represents 3,329,987 shares of the Registrant’s common stock that are available for issuance pursuant to the 2020 Plan and 665,997 shares of the Registrant’s common stock that are available for issuance pursuant to the ESPP, in each case, pursuant to automatic increases effective January 1, 2021. Also includes 18,158 shares added to the reserve of the 2020 Plan pursuant to its terms upon repurchase of shares at the original exercise price originally issued under the Registrant’s 2014 Equity Incentive Plan. Shares available for issuance under the 2020 Plan and the ESPP were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on February 18, 2020 (Registration No. 333-236493).

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, Revolution Medicines, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8

This Registration Statement on Form S-8 is filed by Registrant, relating to (a) 3,348,145 shares of its common stock, $0.0001 par value (the “Common Stock”), issuable to eligible employees of Registrant under the 2020 Plan and (b) 665,997 shares of Common Stock issuable to eligible employees of Registrant under the ESPP. On February 18, 2020, Registrant filed with the Commission a Registration Statement on Form S-8, Registration No. 333-236493 (the “Prior Registration Statement”), relating to shares of Common Stock issuable to eligible employees of Registrant under the 2020 Plan and the ESPP. The Prior Registration Statement is currently effective. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statement relates and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding Registration of Additional Securities. Pursuant to Section E of the General Instructions to Form S-8, the contents of the Prior Registration Statement is incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Commission on March 2, 2021; and

•

the description of our common stock which is registered under Section 12 of the Exchange Act, in our registration statement on Form 8-A, filed on February 6, 2020, including any amendment or reports filed for the purposes of updating this description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Exhibit Index

Exhibit Number		Incorporated by Reference			Filed
	Exhibit Description	Form	Date	Number	Herewith

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Independent Registered Public Accounting Firm.				X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Power of Attorney. Reference is made to the signature page to the Registration Statement.				X

99.1#	2020 Incentive Award Plan.	S-1/A	2/3/2020	10.7 (a)

99.2#	2020 Employee Stock Purchase Plan.	S-1/A	2/3/2020	10.8

#	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on this 2nd day of March, 2021.

Revolution Medicines, Inc.

By:	/s/ Mark A. Goldsmith
Mark A. Goldsmith, M.D., Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark A. Goldsmith, M.D., Ph.D., Margaret A. Horn, J.D. and Jack Anders, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark A. Goldsmith	President, Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2021
Mark A. Goldsmith, M.D., Ph.D.

/s/ Jack Anders.	Vice President, Finance and Principal Accounting Officer (Principal Financial and Accounting Officer)	March 2, 2021
Jack Anders.

/s/ Elizabeth McKee Anderson.	Director	March 2, 2021
Elizabeth McKee Anderson

/s/ Alexis Borisy	Director	March 2, 2021
Alexis Borisy

/s/ Neil Exter	Director	March 2, 2021
Neil Exter

/s/ Thilo Schroeder, Ph.D.	Director	March 2, 2021
Thilo Schroeder, Ph.D.

/s/ Peter Svennilson	Director	March 2, 2021
Peter Svennilson

/s/ Vincent A. Miller	Director	March 2, 2021
Vincent A. Miller, M.D.

/s/ Barbara Weber	Director	March 2, 2021
Barbara Weber, M.D.

/s/ Eric Schmidt	Director	March 2, 2021
Eric Schmidt, Ph.D.